Exhibit 10.3

Notice of Grant of Stock Option and
Terms and Conditions of Employee Stock Option

Grantee: Neil Dial	Plan:	2004

Effective September 29, 2008 (the “Award Date”), you (the “Grantee”) have been granted a nonqualified stock option (the “Option”) to buy 250,000 shares of Common Stock of Power-One, Inc. (the “Corporation”) at a price of $1.23 per share (the “Exercise Price”).

The aggregate Exercise Price of the shares subject to the Option is $307,500.00

The Option will become vested as to 100% of the total number of shares of Common Stock subject to the Option on September 29, 2012 (i.e. the fourth anniversary of the Award Date).  The Option will vest earlier pursuant to the following terms and circumstances:

•                  Target Price #1-  this target is reached when the average closing price of Power-One Common Stock (measured during a period of any 20 out of 30 consecutive trading days that occur at any time starting 90 days before the first anniversary of the Award Date) is equal to or greater than 175% of the Exercise Price of the option.

•                  Target Price #2-  this target is reached when the average closing price of Power-One Common Stock (measured during a period of any 20 out of 30 consecutive trading days that occur at any time starting 90 days before the second anniversary of the Award Date) is equal to or greater than 275% of the Exercise Price of the option.

•                  First Accelerated Vesting Date -  this vesting will occur seven days after Target Price #1 has been reached, except that in no event will this vesting be effective prior to the first anniversary of the Award Date.   At this First Accelerated Vesting, the option vests for 50% of the total options granted.

•                  Second Accelerated Vesting Date -  this vesting will occur seven days after Target Price #2 has been reached, except that in no event will this vesting be effective prior to the second anniversary of the Award Date.  At this Second Accelerated Vesting, the option vests for 50% of the total options granted.

•                  Once a given Target Price (#1 and #2) is first reached, the vesting acceleration will occur on the applicable Accelerated Vesting Date noted.  Once vesting has occurred after reaching the applicable Target Price and Accelerated Vesting Date, subsequent changes in the Corporation’s stock price will not change the vested status of the options.

The Grantee is also a party to the Corporation’s applicable Change in Control Agreement, which provides for accelerated vesting of the shares of Common Stock subject to the Option under the circumstances provided therein.

The Option will expire on the tenth anniversary of the Award Date (the “Expiration Date”).

In all cases, the Option is subject to early termination under Section 5 of the Terms (as defined below and attached hereto) and Section 7.4 of the Plan (as defined below).  The Option and applicable performance targets are subject to adjustment pursuant to Section 7.1 of the Plan.

By your signature and the Corporation’s signature below, you and the Corporation agree that the Option is granted under and governed by the terms and conditions of the Corporation’s 2004 Stock Incentive Plan (the “Plan”), and the Terms and Conditions of Employee Nonqualified Stock Option (the “Terms”), which are attached and incorporated herein by this reference.  This Notice of Grant of Stock Option, together with the Terms, will be referred to as your Option Agreement.  The Option has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you.  Capitalized terms are defined in the Plan if not defined herein or in the Terms.  You acknowledge receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

/s/ Richard J. Thompson	September 29, 2008
Power-One, Inc.	Date

/s/ Neil Dial	September 29, 2008
Grantee	Date

Senior Executive 2004 Plan with accelaration

Executive Stock Option Award with Acceleration

POWER-ONE, INC.
2004 STOCK INCENTIVE PLAN

TERMS AND CONDITIONS OF EMPLOYEE NONQUALIFIED STOCK OPTION

1.                                      General.

These Terms and Conditions of this Nonqualified Stock Option (these “Terms”) apply to a particular stock option (the “Option”) if incorporated by reference in the Notice of Grant of Stock Option (the “Grant Notice”) corresponding to that particular grant.  The recipient of the Option identified in the Grant Notice is referred to as the “Grantee.”  The per share exercise price of the Option as set forth in the Grant Notice is referred to as the “Exercise Price.”  The effective date of grant of the Option as set forth in the Grant Notice is referred to as the “Award Date.”  The exercise price and the number of shares covered by the Option are subject to adjustment under Section 7.1 of the Plan.

The Option was granted under and subject to the Power-One, Inc. 2004 Stock Incentive Plan (the “Plan”).  Capitalized terms are defined in the Plan if not defined herein.  The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.  The Grant Notice and these Terms are collectively referred to as the “Option Agreement” applicable to the Option.

2.                                      Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the Grant Notice.  The Option may be exercised only to the extent the Option is vested and exercisable.

•                  Cumulative Exercisability.  To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•                  No Fractional Shares.  Fractional share interests shall be disregarded, but may be cumulated.

•                  Minimum Exercise.  No fewer than 100 shares of Common Stock (subject to adjustment under Section 7.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•                  Nonqualified Stock Option.  The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

3.                                      Continuance of Employment Required; No Employment/Service Commitment.

Except for any vesting in connection with the Grantee’s termination of employment or other vesting event pursuant to the terms of an applicable employment agreement (if any) with the Corporation entered into on or prior to the date hereof (as it may be amended from time to time, the “Employment Agreement”) or the Corporation’s applicable Change in Control

2004 Plan Employee Stock Option Terms and Conditions

Executive Stock Option Award with Acceleration

Agreement to which the Grantee is a party (the “CIC Agreement”), the vesting schedule applicable to the Option requires continued employment through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement.  Employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below or under the Plan. Service solely as a director of the Corporation or one of its Subsidiaries shall not be considered continued employment for purposes of this Option Agreement.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee without his consent hereto.

4.                                      Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•                  a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time,

•                  payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation, or (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any non-cash payment) in shares of Common Stock already owned by the Grantee, valued at their fair market value (as determined under the Plan) on the exercise date;

•                  any written statements or agreements required pursuant to Section 8.1 of the Plan; and

•                  satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Administrator, or, subject to such procedures as the Administrator may adopt, authorize a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.

Executive Stock Option Award with Acceleration

5.                                      Early Termination of Option.

5.1          Expiration Date.  Subject to earlier termination as provided below in this Section 5, the Option will terminate on the “Expiration Date” set forth in the Grant Notice (the “Expiration Date”).

5.2          Possible Termination of Option upon Certain Corporate Events.  The Option is subject to termination in connection with certain corporate events as provided in Section 7.4 of the Plan.

5.3          Termination of Option upon a Termination of Grantee’s Employment.  Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 5.2 above and except as provided in an Employment Agreement or the CIC Agreement, if the Grantee ceases to be employed by the Corporation or a Subsidiary (the date that the Grantee’s employment with the Corporation or a Subsidiary terminates is referred to as the Grantee’s “Employment Termination Date”), any portion of the Option that is not vested on the Employment Termination Date shall terminate on the Employment Termination Date.  If the Grantee’s employment with the Corporation or a Subsidiary is terminated by the Corporation for cause (as defined below), the Option (whether vested or not) shall terminate on the Employment Termination Date.

5.4          Termination of Option upon a Termination of Grantee’s Employment and Services.  Subject to earlier termination on the Expiration Date of the Option or pursuant to Sections 5.2 or 5.3 above, the following rules shall apply to the Option following Grantee’s Employment Termination Date:

•                  other than as expressly provided below in this Section 5.4, (a) the Grantee will have until the date that is 3 months after his or her Employment Termination Date to exercise the Option (or portion thereof) to the extent that it was vested on the Employment Termination Date, and  (b) the Option, to the extent exercisable for the 3-month period following the Employment Termination Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

•                  if the Grantee’s Employment Termination Date occurs as a result of the Grantee’s death, or disability (as defined below), (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is six (6) months after the Grantee’s Employment Termination Date to exercise the Option to the extent that it was vested on the Employment Termination Date, and (b) the Option, to the extent exercisable for the 6-month period following the Employment Termination Date and not exercised during such period, shall terminate at the close of business on the last day of the 6-month period;

“Disability” for purposes of the Option shall be considered to have been the basis for the occurrence of Grantee’s Employment Termination Date as determined in the reasonable and good faith judgment of the Administrator.

Executive Stock Option Award with Acceleration

“Cause”-               Following the occurrence of a “change in control’ as defined in the CIC Agreement, the “cause” definition contained in the CIC Agreement shall apply for purposes of the Option.  Otherwise, cause as a basis for the occurrence of Grantee’s Employment Termination Date shall be as determined in the reasonable and good faith judgment of the Administrator.

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 5.2.  The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.

6.                                      Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.

7.                                      Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 7.

8.                                      Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference.  The Grantee agrees to be bound by the terms of the Plan and this Option Agreement.  The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

9.                                      Entire Agreement.

This Option Agreement, the Plan, the Employment Agreement and the CIC Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive

Executive Stock Option Award with Acceleration

any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10.                               Governing Law.

This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

11.                               Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

12.                               Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.                               Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.